REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM



To  the Board of Trustees of Cheswold Lane
Funds
And   the  Shareholder  of  Cheswold  Lane
International High Dividend Fund


In  planning and performing our  audit  of
the  financial statements of the  Cheswold
Lane  International High Dividend Fund,  a
series  of  shares of Cheswold Lane  Funds
the  Fund as of December 31, 2008 and  for
the  year  then ended, in accordance  with
the   standards  of  the  Public   Company
Accounting Oversight Board United  States,
we  considered its internal  control  over
financial  reporting,  including   control
activities for safeguarding securities, as
a   basis   for  designing  our   auditing
procedures  for the purpose of  expressing
our  opinion  on the financial  statements
and  to  comply  with the requirements  of
Form  N-SAR,  but not for the  purpose  of
expressing an opinion on the effectiveness
of   the   Funds  internal  control   over
financial   reporting.   Accordingly,   we
express no such opinion.

The  management of Cheswold Lane Funds  is
responsible    for    establishing     and
maintaining  effective  internal   control
over  financial reporting.  In  fulfilling
this    responsibility,   estimates    and
judgments  by management are  required  to
assess  the expected benefits and  related
costs   of  controls.   A  Funds  internal
control  over  financial  reporting  is  a
process  designed  to  provide  reasonable
assurance  regarding  the  reliability  of
financial reporting and the preparation of
financial statements for external purposes
in  accordance with accounting  principles
generally accepted in the United States of
America.  The Funds internal control  over
financial    reporting   includes    those
policies and procedures that 1 pertain  to
the   maintenance  of  records  that,   in
reasonable  detail, accurately and  fairly
reflect  the transactions and dispositions
of  the  assets  of  the  Fund  2  provide
reasonable assurance that transactions are
recorded    as   necessary    to    permit
preparation of the financial statements in
accordance   with  accounting   principles
generally accepted in the Untied States of
America,    and    that    receipts    and
expenditures  of the Fund are  being  made
only in accordance with authorizations  of
management and trustees of the Fund and  3
provide   reasonable  assurance  regarding
prevention   or   timely   detection    of
unauthorized    acquisition,    use     or
disposition of a Funds assets that could have a material effect on the financial statements.

Because  of inherent limitations, internal
control  over financial reporting may  not
prevent  or  detect misstatements.   Also,
projections    of   any   evaluation    of
effectiveness   to  future   periods   are
subject  to  the  risk that  controls  may
become  inadequate because of  changes  in
conditions   or   that   the   degree   of
compliance with the policies or procedures may deteriorate.

A  deficiency  in  internal  control  over
financial reporting exists when the design
or  operation of a control does not  allow
management  or  employees, in  the  normal
course   of   performing  their   assigned
functions,    to   prevent    or    detect
misstatements  on  a  timely   basis.    A
material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our  consideration of the  Funds  internal
control  over financial reporting was  for
the limited purpose described in the first
paragraph   and   would  not   necessarily
disclose   all  deficiencies  in  internal
control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board  United
States. However, we noted no deficiencies in the internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of December 31, 2008.

This  report  is intended solely  for  the
information  and use of the  shareholders,
management  and the Board of  Trustees  of
Cheswold  Lane  Funds, and the  Securities
and   Exchange  Commission  and   is   not
intended to be and should not be used by anyone other than these specified parties.



                                   BRIGGS,
BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
February 26, 2009